                                                                    EXHIBIT 99.1
                                           Contact: Roy L. Morrow (216) 383-4893
                                                  Roy_Morrow@lincolnelectric.com

                            LINCOLN ELECTRIC REPORTS
                      2004 THIRD-QUARTER FINANCIAL RESULTS

      -     NET SALES INCREASE 34% TO $344.3 MILLION

      -     $23 MILLION IN NET INCOME

      -     DILUTED EPS OF 55 CENTS, A 62% INCREASE

      CLEVELAND, Ohio, U.S.A., Oct. 27, 2004 -- Lincoln Electric Holdings, Inc. (Nasdaq: LECO) today reported results for the 2004 third quarter with net income of $23 million, or 55 cents per diluted share, on net sales of $344.3 million. The results compare with 2003 third-quarter net income of $14.1 million, or 34 cents per diluted share, and net sales of $256.9 million.

      "The strong performance for the quarter resulted from positive contributions across all levels and regions of the organization," said John M. Stropki, Chairman and Chief Executive Officer. "The economic acceleration that started a year ago in the industrial sector has continued through the past four quarters. We experienced strength in all channels domestically and in all our markets overseas. We are very pleased with these results and we believe our internal growth programs and ability to meet the needs of our global customers in the current economic environment drove our performance. We continue to strengthen our position as the global leader in the arc welding and cutting industry."

      Net sales for the Company's U.S. operations were $198.3 million compared with $154.3 million in the same quarter last year. Export sales were $20.1 million, compared with $15.2 million in the year-ago quarter, a 32% increase.

      "Solid results from our international subsidiaries contributed to the Company's strong sales growth. All regions showed strength in orders and strong demand from our customer base, especially in the energy-related segments," said Mr. Stropki.

      Non-U.S. net sales were $146.1 million in the quarter, compared with $102.6 million in the 2003 same quarter. In local currencies, net sales from non-U.S. operations increased 36% over last year's third quarter, including the effects of acquisitions. In local currencies, excluding the effects of acquisitions, non-U.S. net sales increased 23% compared with the third quarter of 2003.

                                     -more-

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                                      -2-

LINCOLN ELECTRIC REPORTS 2004 THIRD-QUARTER FINANCIAL RESULTS

      Net income for the nine-month period was $65 million, or $1.57 per diluted share, compared with $40.5 million in the 2003 same period, or 97 cents per diluted share. The 2003 net income included rationalization charges of approximately $1.3 million, net of tax, related to asset impairments and severance charges. Excluding the rationalization charges, net income was $41.8 million, or $1.00 per diluted share for the first nine months of 2003.

      Net sales for the nine-month period were $982.7 million, compared with $771.1 million in the comparable 2003 period, an increase of 27%.

      Nine-month net sales from the Company's U.S. operations were $577.9 million, compared with $456.9 million in the year-ago period. Export sales in the first nine months were $57.3 million, compared with $46.2 million in the comparable 2003 period, a 24% increase. In local currencies, net sales from non-U.S. operations increased 22% over last year, including the effects of acquisitions. In local currencies, excluding the effects of acquisitions, non-U.S. net sales increased 17% compared with 2003.

      The Company paid a quarterly cash dividend of 17 cents per diluted share on October 15, 2004, to shareholders of record as of September 30, 2004.

      Lincoln Electric is the world leader in the design, development and manufacture of arc welding products, robotic arc-welding systems, plasma and oxyfuel cutting equipment. Headquartered in Cleveland, Ohio, Lincoln has operations, manufacturing alliances and joint ventures in 18 countries and a worldwide network of distributors and sales offices covering more than 160 countries. For more information about Lincoln Electric, its products and services, visit the Company's Web site at www.lincolnelectric.com.

      The Company's expectations and beliefs concerning the future contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect management's current expectations and involve a number of risks and uncertainties. Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company's operating results. The factors include, but are not limited to: the effectiveness of operating initiatives; currency exchange and interest rates; adverse outcome of pending or potential litigation; possible acquisitions; the strength and duration of the increase in U.S. demand for the Company's products; market risks and price fluctuations related to the purchase of commodities and energy; and the possible effects of international terrorism and hostilities on the Company or its customers, suppliers and the economy in general.

                                      ###

                         LINCOLN ELECTRIC HOLDINGS, INC.
                              FINANCIAL HIGHLIGHTS
                  (AMOUNTS IN MILLIONS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                               Three Months Ended September 30,            Fav (Unfav) to Prior Year
CONSOLIDATED                          -----------------------------------------------     ---------------------------
   STATEMENTS OF INCOME                 2004    % of Sales         2003    % of Sales        $                   %
                                      -------                    -------                  -------             ------
Net Sales                             $ 344.3        100.0%      $ 256.9        100.0%    $  87.4               34.0%
Cost of Goods Sold                      251.6         73.1%        186.9         72.8%      (64.7)             (34.6%)
                                      -------                    -------                  -------
Gross Profit                             92.7         26.9%         70.0         27.2%       22.7               32.4%
SG&A Expenses                            61.4         17.8%         51.9         20.2%       (9.5)             (18.3%)
                                      -------                    -------                  -------
Operating Income                         31.3          9.1%         18.1          7.0%       13.2               72.9%
Interest Income                           0.8          0.2%          0.6          0.2%        0.2               33.3%
Equity Earnings in Affiliates             1.2          0.3%          0.9          0.4%        0.3               33.3%
Other Income                              0.6          0.2%          0.5          0.2%        0.1               20.0%
Interest Expense                         (1.4)        (0.4%)        (2.1)        (0.8%)       0.7               33.3%
                                      -------                    -------                  -------
Income Before Income Taxes               32.5          9.4%         18.0          7.0%       14.5               80.6%
Income Taxes                              9.5          2.7%          3.9          1.5%       (5.6)            (143.6%)
                                      -------                    -------                  -------
Net Income                            $  23.0          6.7%      $  14.1          5.5%    $   8.9               63.1%
                                      =======                    =======                  =======
Basic Earnings Per Share              $  0.56                    $  0.34                  $  0.22               64.7%

Diluted Earnings Per Share            $  0.55                    $  0.34                  $  0.21               61.8%

Weighted Average Shares (Basic)          41.4                       41.4
Weighted Average Shares (Diluted)        41.8                       41.7

                         LINCOLN ELECTRIC HOLDINGS, INC.
                              FINANCIAL HIGHLIGHTS
                  (AMOUNTS IN MILLIONS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                Nine Months Ended September 30,             Fav (Unfav) to Prior Year
                                       -----------------------------------------------      --------------------------
CONSOLIDATED
   STATEMENTS OF INCOME                 2004     % of Sales         2003    % of Sales         $                 %
                                       -------                    -------                   -------            -------
Net Sales                              $ 982.7        100.0%      $ 771.1        100.0%     $ 211.6              27.4%
Cost of Goods Sold                       705.7         71.8%        563.6         73.1%      (142.1)            (25.2%)
                                       -------                    -------                   -------
Gross Profit                             277.0         28.2%        207.5         26.9%        69.5              33.5%
SG&A Expenses                            190.9         19.4%        154.4         20.0%       (36.5)            (23.6%)
Rationalization Charges                      -          0.0%          1.7          0.2%         1.7             100.0%
                                       -------                    -------                   -------
Operating Income                          86.1          8.8%         51.4          6.7%        34.7              67.5%
Interest Income                            2.0          0.2%          2.0          0.3%           -               0.0%
Equity Earnings in Affiliates              3.1          0.3%          2.5          0.3%         0.6              24.0%
Other Income                               2.2          0.2%          1.9          0.2%         0.3              15.8%
Interest Expense                          (4.4)        (0.4%)        (6.2)        (0.8%)        1.8              29.0%
                                       -------                    -------                   -------
Income Before Income Taxes                89.0          9.1%         51.6          6.7%        37.4              72.5%
Income Taxes                              24.0          2.5%         11.1          1.4%       (12.9)           (116.2%)
                                       -------                    -------                   -------
Net Income                             $  65.0          6.6%      $  40.5          5.3%     $  24.5              60.5%
                                       =======                    =======                   =======
Basic Earnings Per Share               $  1.58                    $  0.97                   $  0.61              62.9%
Rationalization Charges (1)                  -                       0.03                     (0.03)           (100.0%)
                                       -------                    -------                   -------
Basic Earnings Per Share without
  Rationalization Charges (1)          $  1.58                    $  1.00                   $  0.58              58.0%
                                       =======                    =======                   =======
Diluted Earnings Per Share             $  1.57                    $  0.97                   $  0.60              61.9%
Rationalization Charges (1)                  -                       0.03                     (0.03)           (100.0%)
                                       -------                    -------                   -------
Diluted Earnings Per Share without
  Rationalization Charges (1)          $  1.57                    $  1.00                   $  0.57              57.0%
                                       =======                    =======                   =======
Weighted Average Shares (Basic)           41.1                       41.6
Weighted Average Shares (Diluted)         41.3                       41.8

(1) Basic and diluted earnings per share without rationalization charges are presented as management believes this financial measure is important to investors to evaluate and compare the Company's financial performance from period to period. Management uses this information in assessing and evaluating the Company's underlying operating performance.

                         LINCOLN ELECTRIC HOLDINGS, INC.
                              FINANCIAL HIGHLIGHTS
                  (AMOUNTS IN MILLIONS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

BALANCE SHEET HIGHLIGHTS

SELECTED CONSOLIDATED
   BALANCE SHEET DATA

                                      September 30,         December 31,        September 30,
                                          2004                 2003                 2003
                                      -------------         ------------        -------------
Cash and Cash Equivalents                $ 166.8              $ 170.5              $ 198.2
Total Current Assets                       671.4                555.4                566.4
Net Property, Plant and Equipment          302.5                282.3                275.3
Total Assets                             1,083.2                928.9                939.5

Total Current Liabilities                  294.4                213.1                200.8
Short-Term Debt                              3.9                  4.4                 14.2
Long-Term Debt                             165.4                169.0                172.6
Total Shareholders' Equity                 541.4                478.5                456.0

NET WORKING CAPITAL

                                      September 30,         December 31,        September 30,
                                          2004                 2003                 2003
                                      -------------         ------------        -------------
Trade Accounts Receivable                $ 223.1              $ 167.6              $ 172.4

Inventory                                  230.6                173.7                167.3

Trade Accounts Payable                     121.0                 77.3                 72.3
                                         -------              -------              -------
Net Working Capital                      $ 332.7              $ 264.0              $ 267.4
                                         =======              =======              =======

Average Operating Working Capital
   % to Net Sales                           31.6%                32.4%                32.5%
                                           =====                =====                =====


TOTAL DEBT

                                      September 30,         December 31,        September 30,
                                          2004                  2003                2003
                                      -------------         ------------        -------------
Short-term debt                          $   3.9              $   4.4              $  14.2
Long-term debt                             165.4                169.0                172.6
                                         -------              -------              -------
   Total Debt                              169.3                173.4                186.8
Equity                                     541.4                478.5                456.0
                                         -------              -------              -------
   Total                                 $ 710.7              $ 651.9              $ 642.8
                                         =======              =======              =======

Total Debt/Capitalization                   23.8%                26.6%                29.1%
Return on Average Shareholders'             15.9%                12.5%                13.3%
Equity

                         LINCOLN ELECTRIC HOLDINGS, INC.
                              FINANCIAL HIGHLIGHTS
                              (AMOUNTS IN MILLIONS)
                                   (UNAUDITED)

                                                                                        Nine Months Ended September 30,
CONSOLIDATED                                                                           --------------------------------
  STATEMENTS OF CASH FLOWS                                                               2004                    2003
                                                                                       -------                  -------
Operating Activities:
Net Income                                                                             $  65.0                  $  40.5

Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Rationalization Charges                                                                      -                      1.7
Depreciation and Amortization                                                             29.4                     28.1
Equity Earnings of Affiliates and Other Non-Cash Items, net                               (7.7)                     1.1
Changes in Operating Assets and Liabilities, net of the effects from acquisitions:
(Increase) in Accounts Receivable                                                        (49.1)                   (10.8)
(Increase) decrease in Inventories                                                       (51.0)                     7.4
Increase in Accounts Payable                                                              22.5                      5.1
Contributions to Pension Plans                                                           (30.0)                   (30.0)
Net change in Other Current Assets and Liabilities                                        76.1                     23.5
Net change in Other Long-Term Assets and Liabilities                                      (1.5)                     3.3
                                                                                       -------                  -------
Net Cash Provided by Operating Activities                                                 53.7                     69.9
                                                                                       -------                  -------

Investing Activities:
Capital Expenditures                                                                     (38.3)                   (24.4)
Proceeds from Sales of Fixed Assets                                                        1.6                      1.8
Acquisitions of Businesses, net of cash acquired                                         (12.5)                       -
Dividends Received from Equity Affiliates                                                  0.7                      0.2
                                                                                       -------                  -------
Net Cash (Used) by Investing Activities                                                  (48.5)                   (22.4)
                                                                                       -------                  -------

Financing Activities:
Net change in Borrowings                                                                  (4.0)                    (3.3)
Proceeds from Termination of Interest Rate Swaps                                             -                     10.6
Proceeds from the Exercise of Stock Options                                               17.7                      2.4
Purchase of Shares for Treasury                                                           (4.4)                   (16.4)
Cash Dividends Paid                                                                      (20.5)                   (20.0)
                                                                                       -------                  -------
Net Cash (Used) by Financing Activities                                                  (11.2)                   (26.7)
                                                                                       -------                  -------

Effect of Exchange Rate Changes on Cash and Cash Equivalents                               2.3                      1.3
(Decrease) increase in Cash and Cash Equivalents                                          (3.7)                    22.1
Cash and Cash Equivalents at Beginning of Period                                         170.5                    176.1
                                                                                       -------                  -------
Cash and Cash Equivalents at End of Period                                             $ 166.8                  $ 198.2
                                                                                       =======                  =======

Cash Dividends Paid Per Share                                                          $  0.50                  $  0.48